Exhibit 99.2

Welcome to the Annual Shareholder Meeting Wednesday, February 6, 2008 2:00 p.m. - Towne House Restaurant Media, PA

Statement Regarding Forward-Looking Information This presentation and discussion contains statements that relate to future events and expectations and as such constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. For this purpose, any statements contained in this presentation and discussion that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words "believe," "anticipates," "plans," "expects," and similar expressions are intended to identify forward-looking statements. Such forward- looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Specific factors that might cause such a difference are discussed in the Company's filings with the Securities and Exchange Commission.

2008 Annual Meeting Charting the Course for Our Journey Ahead

2007 Highlights Accomplished three major objectives: Reduced criticized assets Improved administration & controls within the commercial loan department Reduced debt-to-equity ratio below 50%

OTS Exam - June 2007 Significant progress has been made in satisfying the identified issues Fully complying with the supervisory agreements Working to have the operating & other restrictions reduced or removed as soon as possible

Reorganization of Commercial Lending Department Hired seasoned Chief Credit Officer Expanded Department: Experienced portfolio managers Credit analysts Administrative professionals Improved integration & enhanced communication Implemented more efficient and streamlined credit review process

Criticized & Classified Assets Decreased from $19.9 m in fiscal 2006 to $13.6 m in fiscal 2007 Represents 31.4% decrease First quarter fiscal 2008: further reduced by $3.6 m Represents additional 26.3% decrease (from fiscal 2007 year-end)

Reducing Debt-to-Equity Ratio June 2007: used net proceeds of private placement offering to redeem $6.2 m of subordinated debt Reduced debt-to-equity ratio below 50%

How have earnings been impacted?

Annual Earnings (In Thousands) Fiscal 2007 Fiscal 2006 Fiscal 2005 $ 465 $1,035 $610

Stock Price Financial industry out of favor First Keystone not immune to today's economic trends Company stock price has suffered

1st Q 07 1st Q 07 2nd Q 07 3rd Q 07 4th Q 07 1st Q 08 88 88 167 115 95 232 Quarterly Earnings 1st Q 08

Plan for Improving Earnings Increasing origination of commercial loans Hire additional commercial lenders and business development officers Increasing non-interest income Strategically target local market

How do recent product enhancements help us accomplish our goals?

Product Enhancements Remote deposit: Retention & acquisition tool Penetrate previously unreachable marketplaces

Product Enhancements (cont.) Cash Management Real-time transaction processing 11.8% increase in users in fiscal 2007 (from previous year)

Product Enhancements (cont.) Choices of data access: Bill pay through multiple accounts Access to check images & bill presentment

New Opportunities Less competition from mortgage brokers New residential lending opportunities

New Opportunities (cont.) Introduce new 20-year fixed rate home equity loan: Maintain competitive edge in marketplace Reap benefits of higher yielding assets

How do we plan to acquire more lower cost deposits?

One Unified Team Lending & retail business development teams working with insurance affiliate's sales team Synergy is key ingredient to future success

Expand Relationships 46% of commercial loan customers do not have DDA accounts

Expand Relationships 78% of business checking account customers do not have lending relationships

Integrated Business Development Efforts 6.8% increase in non-interest bearing deposits from 9/30/06 - 9/30/07 Opportunity to deepen & retain current business customer relationships Creates excellent source of leads for First Keystone Insurance Services

How will this initiative help us increase non-interest income?

First Keystone Insurance Services, LLC Identify retail customers whose needs are appropriate Take proactive approach to help customers be aware of options Reduce dependence on higher cost single-service time deposits

How does the Company plan to increase franchise value?

Branch Growth Actively looking at various sites in western Delaware & southern Chester Counties Requires due diligence and regulatory approval

What controls are in place to ensure the Bank's initiatives will be carried out in a timely manner?

Transparent Leadership Engage & motivate employees to contribute at their highest level Periodic reporting to better track critical benchmarks/measurements Required of all business units for review

Efficiency Team Comprised of various departments & responsibility levels Charged with reviewing both internal & external processes & systems Identify optimal methods to grow customer base without increasing incremental costs

Conclusion Maintain full compliance with OTS supervisory agreement requirements and have the supervisory agreements removed Focus on increasing earnings and growing transaction accounts Ensure long-standing favorable reputation and values remain intact

Annual Shareholder Meeting Thank you for attending. "Coming together is a beginning. Staying together is progress. Working together is success." -Henry Ford